Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of April 16, 2023 (the “Agreement”), among (a) Charah Holdings LP, a Delaware limited partnership, (b) BCP Energy Services Fund-A, LP, a Delaware limited partnership, (c) BCP Energy Services Fund, LP, a Delaware limited partnership, and (d) Charah Preferred Stock Aggregator, LP, a Delaware limited partnership (“Aggregator” and, together with the aforementioned entities, collectively, the “Holder”), each of which is a stockholder of Charah Solutions, Inc., a Delaware corporation (the “Company”), (e) Acquisition Parent 0423 Inc., a Delaware corporation (“Parent”), and (f) the Company.

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Acquisition Sub April 2023, a Delaware corporation (“Acquisition Sub”), are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”) providing for, among other things, the merger of Acquisition Sub, a Subsidiary of Parent, with and into the Company (the “Merger”), as a result of which, the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned Subsidiary of Parent;

WHEREAS, the Holder and its affiliates are the Beneficial Owners (as defined below) of (a) 1,615,634 shares of Company Common Stock, (b) 26,000 shares of Series A Preferred Stock and (c) 30,000 shares of Series B Preferred Stock (such shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock, the Holder’s and its affiliates’ “Existing Shares” and such Existing Shares, together with any additional capital stock of the Company Beneficially Owned or acquired by the Holder and its affiliates on or after the date hereof, the “Shares”);

WHEREAS, as a condition and an inducement to Parent entering into the Merger Agreement, the Holder is entering into this Agreement with respect to all of its Existing Shares; and

WHEREAS, Parent desires that the Holder agree, and the Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Shares, and to vote its Shares in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
GENERAL

1.1          Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

(a)          “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

(b)          “Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

(c)          “Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap or any other agreement. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

ARTICLE II
AGREEMENT TO RETAIN SHARES

2.1        Transfer and Encumbrance of Shares. From the date hereof until the Termination Date (as defined below), the Holder shall not, with respect to any Shares Beneficially Owned by the Holder, (a) Transfer any such Shares or (b) deposit any such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement. Notwithstanding the foregoing, this Section 2.1 shall not prohibit a Transfer of any Shares by the Holder to an affiliate of the Holder (in which case such transferee shall be considered the “Holder” hereunder); provided, that a Transfer described in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing to be bound by the terms of this Agreement.

2.2          Additional Purchases; Adjustments. The Holder agrees that any shares of Company Common Stock or Company Preferred Stock and any other shares of capital stock or other equity of the Company that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Existing Shares as of the date hereof, and the Holder shall promptly notify the Company of the existence of any such after-acquired Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities.

2.3          Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Shares in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. In furtherance of the foregoing, the Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares. If any involuntary Transfer of any of the Holder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III
AGREEMENT TO CONSENT AND VOTE

3.1          Agreement to Vote. Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purpose of establishing a quorum and vote (or consent), or cause to be voted (in person or by proxy) at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Shares:

(a)          in favor of the adoption of the Merger Agreement, the terms thereof and each of the other transactions contemplated by the Merger Agreement, including the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Common Per Share Merger Consideration or otherwise results in the Merger Agreement being more favorable to the stockholders of the Company than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any amendment that decreases the Common Per Share Merger Consideration or otherwise results in the Merger Agreement being less favorable to the stockholders of the Company than the Merger Agreement in effect as of the date of this Agreement); and

(b)          against (i) any agreement, transaction or proposal that relates to a Competing Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of the Holder contained in this Agreement; (iii) any action or agreement that would reasonably be expected to result in (A) any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled or (B) authorize any additional shares or classes of shares of capital stock or change in any manner the rights and privileges, including the voting rights, of any class of shares of capital stock of the Company (including any amendments to the Company Charter, the Company Certificates of Designation or the Company Bylaws); (iv) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company; and (v) any other action that would reasonably be expected to impede, interfere with, delay, discourage, postpone, adversely affect or frustrate the purposes of any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. If the Holder is the Beneficial Owner, but not the holder of record, of any Shares, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Shares in accordance with this Section 3.1.

3.2          Adverse Recommendation Change. Notwithstanding anything to the contrary herein, in the event that the board of directors of the Company makes an Adverse Recommendation Change, the obligations of the Holder under Section 3.1 shall be modified such that the number of Shares voted by the Holder (or with respect to which a written consent is exercised by the Holder) in accordance with Section 3.1 that the Holder must vote (or consent) in favor of adopting the Merger Agreement shall, in lieu of all Shares, be the number of Shares (rounded up to the nearest whole share) with voting power equal to (a) the aggregate voting power of the Shares, multiplied by (b) the percentage of aggregate voting power with respect to all outstanding shares of Company Common Stock held by stockholders of the Company (excluding the Holder) voting in favor of the adoption of the Merger Agreement. For example, if fifty percent of the total aggregate voting power with respect to all outstanding shares of Company Common Stock held by stockholders of the Company (excluding the Holder) consents or votes to adopt the Merger Agreement, the Holder must consent or vote fifty percent of the aggregate voting power represented by all Shares of this Section 3.2 to adopt the Merger Agreement.

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1          Waiver of Appraisal Rights; Litigation. To the fullest extent permitted by law, the Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL), any dissenters’ rights and any similar rights relating to the Merger that the Holder may directly or indirectly have by virtue of the ownership of any Shares. The Holder further agrees not to commence, participate in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Acquisition Sub or the Company or any of their respective affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing. Notwithstanding the foregoing, this Section 4.1 shall not apply to limit in any respect the right or ability of a party hereto to enforce the provisions of this Agreement or the Merger Agreement.

4.2          Waiver of Notice Rights; Company Preferred Stock Redemption.

(a)          The parties hereby acknowledge that, (i) pursuant to the Company Certificates of Designation, in the event of a “Change of Control” (as such term is defined in the Company Certificates of Designation), the Company or a third party with the prior written consent of the Company shall, in compliance with applicable law, make an offer to redeem all of the outstanding Company Preferred Stock in accordance with the provisions of the Company Certificates of Designations; (ii) the transactions contemplated by the Merger Agreement constitute a Change of Control; (iii) the Company has provided prior written consent to Parent to make the offer to purchase and redeem the Company Preferred Stock required by the Company Certificates of Designations in connection with the transactions contemplated by the Merger Agreement; and (iv) Parent has agreed, pursuant to the terms of the Merger Agreement, to make the offer to purchase and redeem the Company Preferred Stock required by the Company Certificates of Designation, to issue the Redemption Notices and to effect the Company Preferred Redemption.

(b)         The Holder hereby agrees, upon receipt of the Redemption Notices from Parent, consistent with the requirements of the Merger Agreement and the terms of the Company Certificates of Designations, in each case not less than 15 days and not more than 60 days before the Closing Date, to accept such offer of the purchase and redemption of the Company Preferred Stock, such acceptance to be conditioned upon the consummation of the Merger, and to use commercially reasonable efforts to effect the Company Preferred Redemption at the Effective Time.

(c)         At the Effective Time, Parent shall purchase and redeem each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, pursuant to Section 8 of the Certificate of Designations of Series A Preferred Stock, the Merger Agreement and this Agreement for the Series A Redemption Price pursuant to the terms of the Series A Preferred Redemption Notice issued pursuant to Section 6.17 of the Merger Agreement. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, the Holder or any other Person, each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time that is not purchased and redeemed by Parent shall be converted into the right to receive the Series A Redemption Price in cash, without interest. At the Effective Time, each share of Series A Preferred Stock that is converted into the right to receive the Series A Redemption Price as provided in Section 3.1(b)(ii) of the Merger Agreement shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist, and the Holder shall cease to have any rights with respect to such Series A Preferred Stock other than the right to receive, upon surrender of Book-Entry Evidence in accordance with Section 3.2 of the Merger Agreement, the Series A Redemption Price without interest thereon.

(d)         At the Effective Time, Parent shall purchase and redeem each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time, pursuant to Section 7 of the Certificate of Designations of Series B Preferred Stock, the Merger Agreement and this Agreement for the Series B Redemption Price pursuant to the terms of the Series B Preferred Redemption Notice issued pursuant to Section 6.17 of the Merger Agreement. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, the Holder or any other Person, each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time that is not purchased and redeemed by Parent shall be converted into the right to receive the Series B Redemption Price in cash, without interest. At the Effective Time, each share of Series B Preferred Stock that is converted into the right to receive the Series B Redemption Price as provided in Section 3.1(b)(iii) of the Merger Agreement shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist, and the Holder shall cease to have any rights with respect to such Series B Preferred Stock other than the right to receive, upon surrender of Book-Entry Evidence in accordance with Section 3.2 of the Merger Agreement, the Series B Redemption Price without interest thereon.

4.3          Term Loan Amendment. Concurrently with the Closing, Aggregator agrees to enter into an amendment to that certain Credit Agreement, entered into as of August 15, 2022 (as amended by that certain Amendment No. 1 to Term Loan Agreement, dated as of October 28, 2022, and as further amended, restated, amended and restated, modified, or otherwise supplemented from time to time in accordance with its terms), among the Aggregator, the borrower and guarantors party thereto (the “BCP Term Loan Agreement”) substantially in the form attached hereto as Exhibit A.

4.4          Additional Shareholder Covenants. No Holder shall, and each shall instruct its Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal; (ii) enter into, engage in, maintain, continue or otherwise participate in any discussions or negotiations with, or furnish or otherwise make available any non-public information or data to, any Person other than the Parent, or any of its Affiliates or any of its respective Representatives that is reasonably likely to be considering or seeking to make, or has made within the 12 months preceding the date of this Agreement, a Competitive Proposal relating to, or as would reasonably be expected to lead to a Competing Proposal; (iii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement, memorandum of understanding or other Contract relating to, or that would reasonably be expected to lead to, a Competing Proposal; (iv) approve, endorse or recommend any Competing Proposal; (v) take any action to make any provision in the Company’s articles of incorporation or bylaws inapplicable to any transactions contemplated by the Competing Proposal; or (vi) agree, authorize or commit to do any of the foregoing.

4.5          Further Assurances. The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall and shall cause its Subsidiaries to take no action that would be reasonably likely to adversely affect its ability to perform its covenants and obligations under this Agreement.

4.6          Fiduciary Duties. The Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any designee of the Holder serving solely in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by any designee of the Holder serving as a director of the Company shall not be deemed to constitute a breach of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1          Holder Representations and Warranties. The Holder hereby represents and warrants as follows:

(a)          Ownership. The Holder has, with respect to the Existing Shares, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to deliver written consent, vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Existing Shares. The Existing Shares constitute all of the shares of Company Common Stock and Company Preferred Stock owned of record or beneficially by the Holder as of the date hereof. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any Person any of the Existing Shares. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Existing Shares.

(b)          Organization. The Holder is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(c)        Authority Relative to Agreement. The Holder has all necessary entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Holder have been duly and validly authorized by all necessary entity action by Holder, and no other entity action on the part of Holder is necessary to authorize the execution, delivery and performance of this Agreement by Holder. This Agreement has been duly executed and delivered by the Holder and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, effecting creditors’ rights and remedies generally.

(d)          No Conflict; Required Filings and Consents. Neither he execution and delivery of this Agreement by the Holder nor the performance of its obligations hereunder will (i) violate any provision of the Holders organizational documents, (ii) conflict with or violate any Law applicable to the Holder or by which the Shares are bound or affected, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, any Contract to which the Holder is a party, or by which the Shares are bound, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach or default that would not have a material adverse effect on the Holder’s ability to perform its obligations hereunder, or (iv) require the Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

(e)          Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Holder, threatened against the Holder that would have a material adverse effect on the Holder’s ability to perform its obligations hereunder, nor is there any Order of any Governmental Authority outstanding against, or, to the knowledge of the Holder, investigation by any Governmental Authority involving, the Holder that would have a material adverse effect on the Holder’s ability to perform its obligations hereunder. As of the date hereof, there is no Action pending or, to the knowledge of the Holder, threatened seeking to prevent, enjoin, hinder, modify, delay or challenge the performance by the Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

(f)          Absence of Other Voting Agreements. None of the Existing Shares are subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Existing Shares are subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Existing Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

(g)          Merger Agreement Review. The Holder acknowledges receipt and review of a copy of the Merger Agreement. The Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

5.2          Parent Representations and Warranties.

(a)          Organization. Parent is a corporation duly organized, validly existing and (to the extent applicable) in good standing under the Laws of Delaware and has the requisite entity power and authority to conduct its business as it is now being conducted.

(b)          Authority Relative to Agreement. Parent has all necessary entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent have been duly and validly authorized by all necessary entity action by Parent, and no other entity action on the part of Parent is necessary to authorize the execution, delivery and performance of this Agreement by Parent. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally.

(c)          No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by Parent nor the performance of its obligations hereunder will (i) violate any provision of the Parent Organizational Documents, (ii) conflict with or violate any Law applicable to Parent or by which any property or asset of Parent is bound or affected; (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Contract to which Parent is a party, or by which any of its properties or assets is bound, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration or cancellation that would not have a material adverse effect on Parent’s ability to perform its obligations hereunder; or (iv) require Parent or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

(d)          Litigation. As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened against Parent that would have a material adverse effect on Parent’s ability to perform its obligations hereunder, nor is there any Order of any Governmental Authority outstanding against, or, to the knowledge of Parent, investigation by any Governmental Authority involving, Parent that would have a material adverse effect on Parent’s ability to perform its obligations hereunder. As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened seeking to prevent, enjoin, hinder, modify, delay or challenge the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

5.3          Company Representations and Warranties.

(a)          Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite entity power and authority to conduct its business as it is now being conducted.

(b)          Authority Relative to Agreement. The Company has all necessary entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary entity action, and no other entity action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally.

(c)          No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by the Company nor the performance of its obligations hereunder will (i) violate any provision of the Company Charter, the Company Certificates of Designation or the Company Bylaws, (ii) conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected; (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Contract to which the Company is a party, or by which any of its properties or assets is bound, other than, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default, termination, acceleration or cancellation that would not have a material adverse effect on the Company’s ability to perform its obligations hereunder; or (iv) require the Company or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

(d)          Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Company, threatened against the Company that would have a material adverse effect on the Company’s ability to perform its obligations hereunder, nor is there any Order of any Governmental Authority outstanding against, or, to the knowledge of the Company, investigation by any Governmental Authority involving, the Company that would have a material adverse effect on the Company’s ability to perform its obligations hereunder. As of the date hereof, there is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, enjoin, hinder, modify, delay or challenge the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

ARTICLE VI
MISCELLANEOUS

6.1          Notice of Certain Events. The Holder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Holder under this Agreement and (b) the receipt by the Holder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.1 shall not limit or otherwise affect the remedies available to any party.

6.2          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Holder, and Parent shall not have the authority to direct the Holder in the voting or disposition of any Shares, except as otherwise expressly provided herein.

6.3          Disclosure. The Holder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement the Holder’s identity and ownership of the Shares and the nature of the Holder’s obligations under this Agreement; provided that the Holder approves the content of such disclosure prior to any publication or filing thereof, and prior to any amendment thereof, such approval, in each case, not to be unreasonably withheld, conditioned or delayed.

6.4          Termination. This Agreement shall terminate at the earlier of (a) the date the Merger Agreement is validly terminated in accordance with its terms, (b) the Termination Date (as such term is defined in the Merger Agreement), (c) the Effective Time, (d) the effectiveness of any amendment, modification or supplement to the Merger Agreement that (i) decreases the amount of the Series A Redemption Price, the Series B Redemption Price, the number of shares of Company Preferred Stock to be purchased and redeemed in connection with the Company Preferred Redemption or the Common Per Share Merger Consideration, (ii) changes the form of the Common Per Share Merger Consideration or (iii) is otherwise materially adverse to the Holder or its interests or (e) the mutual written consent of the parties hereto (such date, the “Termination Date”). In the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent, the Company or the Holder, other than (i) liability for any willful and material breach of this Agreement prior to such termination and (ii) covenants or obligations in this Agreement that expressly survive the termination of this Agreement shall survive the termination of this Agreement in accordance with their respective terms.

6.5          Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by each of the parties in interest at the time of the amendment.

6.6          Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, the Holder and Parent may:

(a)          extend the time for the performance of any obligation or other act of another party hereto for its benefit;

(b)          waive any inaccuracy in the representations and warranties made to it by another party contained herein; or

(c)          waive compliance with any agreement or condition of another party hereto contained herein for its benefit.

Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Holder or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by Law.

6.7          Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

6.8          Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) (a) on the date of delivery if delivered by hand delivery or sent by electronic mail or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing written proof of delivery), in each case to the parties at the following addresses:

 if to the Holder, to:

Charah Preferred Stock Aggregator, LP
c/o Bernhard Capital Partners
400 Convention Street, Suite 1010
Baton Rouge, LA 70802
Attention:      Timothy J. Poche
 Mark D. Spender
 Lucie R. Kantrow
E-mail:           tim@bernhardcapital.com
 mark@bernhardcapital.com
 lucie@bernhardcapital.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
Attn:              William J. Benitez, P.C.
 Jennifer Gasser
Email:            william.benitez@kirkland.com
 jennifer.gasser@kirkland.com

if to Parent, to:

SER Capital Partners

3 Twin Dolphin Drive, Suite 260
Redwood City, California 94065
Attention: Sara Graziano
Email:            sgraziano@sercapitalpartners.com
With a copy (which shall not constitute notice) to:

Jones Day
901 Lakeside Ave E.
Cleveland, OH 44114
Phone: 216.586.7409
Attention:       Benjamin Stulberg
E-mail:           blstulberg@jonesday.com

Jones Day
717 Texas, Suite 3300
Houston, Texas 77002
Phone: 832.239.3728
Attention:       Jeff Schlegel
E-mail:           jaschlegel@jonesday.com
and

if to the Company, to:

Charah Solutions, Inc.
12601 Plantside Drive
Louisville, KY 40299
Attention:       Vice President of Legal Affairs
E-mail:           sbrehm@charah.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attn:              Brian Lennon
 Justin Sommerkamp
Email:            blennon@willkie.com
 jsommerkamp@willkie.com

6.9          Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of any Person means the actual knowledge of any officer of such Person. As used herein, an “affiliate” of a specified person is any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or affiliate of the Holder; provided, further, that, for the avoidance of doubt, (a) any member of the Holder shall be deemed an affiliate of the Holder; (b) an affiliate of the Holder shall include any investment fund, vehicle or holding company of which the Holder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor; and (c) notwithstanding the foregoing, an affiliate of the Holder shall not include any portfolio company or other investment of the Holder or any affiliate of the Holder.

6.10          Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

6.11          Entire Agreement. This Agreement (including the documents and the instruments referred to herein, including the Merger Agreement) constitutes the entire agreement among the parties and supersedes any and all other prior agreements and understandings, both written and oral and express and implied, among the parties with respect to the subject matter hereof.

6.12         No Third-Party Beneficiaries . This Agreement is not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder.

6.14         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)          THIS AGREEMENT AND ALL ACTIONS (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE HOLDER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, EXECUTION, PERFORMANCE AND ENFORCEMENT THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CHOICE OR CONFLICTS OF LAWS PRINCIPLES (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)        EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY (I) SUBMITS TO THE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY DELAWARE STATE APPELLATE COURTS THEREFROM FOR ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (UNLESS THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN WHICH CASE SUCH MATTER SHALL BE BROUGHT BEFORE ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE), (II) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, (III) AGREES THAT IT WILL NOT BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT OTHER THAN COURT SET FORTH IN CLAUSE (I), (IV) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS SET FORTH IN CLAUSE (I), (V) WAIVES AND AGREES NOT TO PLEAD OR CLAIM THAT ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN THE COURTS SET FORTH IN CLAUSE (I) HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (VI) AGREES THAT EACH OF THE OTHER PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY FOR ENFORCEMENT OF A JUDGMENT ENTERED BY COURTS SET FORTH IN CLAUSE (I). EACH OF PARENT, THE HOLDER AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED UNITED STATES MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS ADDRESS AS SPECIFIED IN OR PURSUANT TO SECTION 6.8 AS EFFECTIVE SERVICE IN ANY ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)        EACH OF PARENT, THE HOLDER AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT, THE HOLDER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.14(C).

6.15          Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 6.15 shall be null and void.

6.16          Specific Performance. The parties hereto acknowledge and agree that (a) irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of this Agreement in accordance with their specific terms or were otherwise breached by the parties (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement), and (b) prior to the termination of this Agreement pursuant to Section 6.4, the parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case in accordance with this Section 6.16, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to show proof of actual damages or provide any bond or other security in connection with any such Order.

6.17          Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, illegal, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, insofar as the foregoing can be accomplished without materially affecting the benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, void, illegal, unenforceable or against regulatory policy, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the obligations contemplated by this Agreement be performed as originally contemplated to the fullest extent possible.

6.18          No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Holder and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate (other than the Holder) of any of the foregoing, including the Company (each, unless a permitted transferee contemplated by Section 2.1, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. For the avoidance of doubt, nothing in this Section 6.18 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

PARENT:

[PARENT]

By:
Name:
Title:

[Signature Page to the Voting and Support Agreement]

HOLDER:

CHARAH HOLDINGS LP

By:

[●]

By:
Name:
Title:

BCP ENERGY SERVICES FUND-A, LP

By:

[●]

By:
Name:
Title:

BCP ENERGY SERVICES FUND, LP

By:

[●]

By:
Name:
Title:

CHARAH PREFERRED STOCK AGGREGATOR, LP

By:

[●]

By:
Name:
Title:

[Signature Page to the Voting and Support Agreement]

COMPANY:

[QUANTUM]

By:
Name:
Title:

[Signature Page to the Voting and Support Agreement]

Exhibit A
Term Loan Agreement Amendment

[Signature Page to the Voting and Support Agreement]